FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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     THIS AMENDMENT (this "Amendment"), dated September 30, 1999, is by and between American Italian Pasta Company, a Delaware corporation (the "Employer"), and David E. Watson, an individual (the "Employee").
Capitalized terms not defined herein shall have the meaning given them in the Agreement (as defined below).

     WHEREAS, Employer and Employee are parties to an Employment Agreement, dated as of September 22, 1997 (the "Agreement"); and

     WHEREAS, Employer and Employee desire to amend the Agreement to extend the Employment Term and to make certain other agreed upon amendments as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amendment of Section 1 of the Agreement. Section 1 of the Agreement shall be deleted in its entirety and replaced with the following provision:

     "1. Term of Employment. Subject to the provisions of Section 7 hereof, Employee's term of employment by Employer under this Agreement (the "Initial Employment Term") shall commence on the date Employer's initial public offering (the "Offering") of its Class A Convertible Preferred Common Stock, par value $.001 per share (the "Common Stock), is consummated (the "Effective Date") and terminate on September 30, 2002, provided, however, that upon completion of the Initial Term, Employee's employment shall be extended automatically for a period terminating on the date which is two years after the completion of the Initial Term and further shall be automatically extended thereafter for successive one-year periods unless not later than six months prior to the commencement of any Additional Term (as defined below) Employer shall have given written notice to the contrary. Each period of time for which Employee's employment is extended beyond the end of the Initial Term is referred to herein as an "Additional Term" and the period of time between the Effective Date and the end of the last Additional Term is referred to herein as the "Employment Term"."

     2. Effective Date. The parties hereby agree that the Effective Date, which was not ascertainable at the time the Agreement was executed, is October 9, 1997, which is the date Employer's initial public offering of its Common Stock was consummated and trading of the Common Stock commenced on the New York Stock Exchange.

     3.  Amendment of Section 2.1 of the Agreement.  The second sentence of
Section 2.1 of the Agreement shall be deleted in its entirety and replaced with the following provision:

     "Employee's principal duties on behalf of Employer shall be overall responsibility for logistics, information technology and operations support (including procurement); it is further understood and agreed that any modification in or expansion of Employee's duties hereunder shall not, unless specifically agreed to by Employee in a duly-executed amendment of this Agreement in accordance with Section 10.6 hereof, result in any modification in, increase or decrease of, Employee's compensation referred to in Section 3 hereof."

     4.  Amendment of Section 4.1 of the Agreement.  The first sentence of
Section 4.1 of the Agreement shall be deleted in its entirety and replaced with the following provision:

     "4.1 Employee acknowledges and recognizes the highly competitive nature of the business of Employer and its affiliates and accordingly agrees as follows: during the Employment Term and until the date that is eighteen
     (18) months after the date that Employee ceases employment with Employer (such term period hereinafter referred to as the "Noncompetition Period"), Employee will not, within the United States of America, directly or indirectly, own, manage, operate, control, be employed by or be connected in any manner with the ownership (other than passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), management, operation, or control of any business engaged in the production and/or marketing of dry pasta for human consumption."

     5.  Amendment of Section 7.1.1 of the Agreement.  The third sentence of
Section 7.1.1 of the Agreement shall be deleted in its entirety and replaced with the following provision:

     "During the Severance Period and for a period of six months thereafter, Employee shall also be eligible to participate on the same terms and conditions as in effect immediately prior to such termination or resignation in all health, medical, supplemental medical and life insurance plans or programs provided to Employee by Employer pursuant to
     Section 3.3 above ("Employee Welfare Plans") at the time of such termination or resignation and which are provided by Employer to its employees following the date of such termination or resignation; provided, however, that Employee's eligibility to participate in these Employee Welfare Plans shall end at such time as Employee becomes eligible to receive coverage under comparable programs of a subsequent employer and further provided that if Employee participates in the Employee Welfare Plans for a period of eighteen (18) months from the date of termination or resignation, then Employee's COBRA rights shall commence at the end of such eighteen (18) month period."

     6. Amendment of Section 9.2(a) of the Agreement. Section 9.2(a) of the Agreement shall be deleted in its entirety and replaced with the following provision:

     "(a) any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquiring beneficial ownership of more than 50% of Employer's then outstanding Common Stock or 51% or more of the combined voting power of the Employer's then outstanding securities entitled generally to vote for the election of the Employer's Directors;"

     7. Agreement Continued in Effect. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                   EMPLOYER:
                                   --------

                                   AMERICAN ITALIAN PASTA COMPANY
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                                   /s/ T. S. Webster
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                                   Timothy S. Webster, President


                                   EMPLOYEE:
                                   --------


                                   /s/ David E. Watson
                                   -----------------------------------------
                                   David E. Watson